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Exhibit 10(xi)

Amendments to Alliance Bancorp of New England, Inc.'s 1999 Stock Option Plan for non-employee directors

                      AMENDMENT TO THE ALLIANCE BANCORP OF
                    NEW ENGLAND, INC. 1999 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS



         WHEREAS, the Board of Directors of Alliance Bancorp of New England, Inc. (the "Company") has determined that there are significant and time consuming new business and compliance challenges facing the Company; and

         WHEREAS, these challenges will require that the Company continue to both retain and have the ability to retain and attract if necessary knowledgeable, reputable experienced individuals who are financially sophisticated, understand the Company's business and who are capable and willing to commit to the requisite time which is likely to be required and accept the risks present in the operating environment for public companies and financial institutions; and

         WHEREAS, new rules and recent federal law changes such as the Sarbanes-Oxley Act are complex and, the Company believes, will augment the responsibilities of the Company's directors and could increase their risk; and

         WHEREAS, it is in the shareholders' best interests that a stable board of directors be maintained; and

         WHEREAS, the Board believes that these objectives can be met by additional financial incentives to encourage long-term service; and

         WHEREAS, these incentives would not have a material effect on current earnings.

         NOW, THEREFORE, BE IT RESOLVED that the 1999 Alliance Bancorp of New England, Inc. 1999 Stock Option Plan for Non-Employee Directors be amended as follows:

         1. The first sentence of Section 4 (c) is amended to read in its entirety as follows:

                   "All options shall be immediately exercisable except those granted pursuant to 4(d)(ii) and 4(d)(iv)."

         2. The following is added after the end of Section 4(d)(iii) of the
Plan:

            "(iv) All individuals who on the effective date of this subparagraph
            (iv) are both non-employee directors of the Company and have served as such a director for at least one year

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            shall receive options to purchase 9,500 shares of Stock. All individuals who are non-employee directors after the effective date of this subparagraph (iv) but who became non-employee directors of the Company after such effective date or who first complete a year of service as such a director after such effective date, and therefore do not receive a grant under the preceding sentence, shall upon completion of a year of service as a non-employee director of the Company be granted 9,500 shares of Stock. Options granted pursuant to this subparagraph (iv) shall vest and become exercisable 20% upon the first anniversary of the date of award, 40% upon the second anniversary of the award, 60% upon the third anniversary of the award, 80% upon the fourth anniversary of the award, and 100% upon the fifth anniversary of the award; provided, however, that any such options not previously vested shall vest 100% upon a director's retirement in accordance with the Company's written policy for non-employee director retirement (including any retirement caused by the failure of shareholders of the Company to provide requisite approval to elect as a non-employee director a person nominated by the Board of Directors of the Company for election by the Company's shareholders) or upon a Change of Control as defined in any employment agreement or change in control in effect from time-to-time with the Company's Chief Executive Officer or, in the absence of such agreements, in applicable federal bank regulations, e.g. the Change in Bank Control Act."

         3. Section 5(d) is amended by inserting the following between the third and fourth sentences thereof:

            "If a participant's service as a director is terminated for any reason other than Retirement or illness, and prior to a Change of Control as specified in Section 4(d)(iv), any options received pursuant to Section 4(d)(iv) that have not been exercised shall be forfeited."


            Approved and revised pursuant to requests of the Board of Directors at the November 26, 2002 Board Meeting.






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